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                                                                   EXHIBIT 10.18

                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT is entered into between Douglas R. Antone ("Associate") and Ingram Micro Inc., a Delaware corporation ("Ingram"), in recognition of Associate's service to Ingram and in order to induce Associate to continue in his position as an officer and employee of Ingram. In consideration of the mutual promises and agreements contained in this document, intending to be legally bound, Associate and Ingram contract and agree as follows:

1. Continued Employment. Subject to the conditions set forth in this Agreement, Ingram will provide Associate with the benefits provided herein if Associate elects to resign as an officer of Ingram at any time on or after December 31, 1998 or Ingram removes Associate as an officer of Ingram for any reason other than cause at any time after the date hereof. The date of any such resignation or removal is hereinafter referred to as the "Separation Date". Nothing herein shall require Associate to resign, or refrain from resigning, as an officer of Ingram at any time, nor shall anything herein be construed as giving Associate the right to be retained as an officer or employee of Ingram for any period of time. As used herein, "cause" shall exist if the Board of Directors of Ingram, or a committee thereof, determines, in its sole discretion, that Associate has committed acts of dishonesty or disloyalty, or acts substantially detrimental to the welfare of Ingram.

2. Health Plan Coverage. Subject to Paragraph 12 hereof, if Associate is eligible and elects to obtain continuation of medical and dental insurance coverage from Ingram after the Separation Date under COBRA, during the period from the Separation Date through June 30, 1999, Ingram will charge Associate for such coverage only the amount which it charges its employees for the same type of coverage.

3. 1998 Incentive Bonus. Subject to Paragraph 12 hereof, in March 1999, Associate will receive an incentive payment per the 1998 Executive Incentive Plan calculated on the terms of Associate's award letter dated March 31, 1998, and prorated to reflect the period in 1998 in which Associate was an officer of Ingram.

4. Stock Options. Subject to Paragraph 12 hereof and notwithstanding any contrary provisions in any plan or relevant agreement, Associate's currently existing stock options and grants will continue to vest as scheduled after the Separation Date through June 30, 1999, but not thereafter. Associate shall have the right to exercise all such vested stock options and grants through August 31, 1999, unless options or grants expire at an earlier date per the terms of the underlying agreements for such options and grants. A list of all of Associate's current stock options is attached as Exhibit A hereto.

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5.       Key Employee Stock Purchase Plan. Subject to Paragraph 12 hereof, notwithstanding the provisions of Section 6(b)(i) of the Acquisition Agreement dated June 27, 1996 between Ingram and Associate relating to Associate's purchase of 60,000 shares of Ingram Class B Common Stock under the Ingram Key Employee Stock Purchase Plan (the "Acquisition Agreement"), Ingram shall not exercise any right it may have to repurchase the 25% of the Shares (as such term is defined in the Acquisition Agreement) that become Unrestricted Shares (as such term is defined in the Acquisition Agreement) on April 1, 1999 . Ingram shall repurchase the remaining 25% of the Shares promptly after the Separation Date. Except as modified hereby, the Acquisition Agreement shall continue in full force and effect in accordance with its terms.

6. Non-disclosure. Associate acknowledges his obligation not to disclose, during or after employment, any trade secrets or proprietary and/or confidential data or records of Ingram or its Affiliates or to utilize any such information for private profit. Each of the parties hereto agrees that such party will not release, publish, announce or otherwise make available to the public in any manner whatsoever any information or announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except as required by law or legal process, including, in the case of Ingram, filings with the Securities and Exchange Commission. Associate agrees not to communicate with, including responding to questions or inquiries presented by, the media, employees or investors of Ingram, its Affiliates or any third party relating to the terms of this Agreement, without first obtaining the prior written consent of Ingram. Notwithstanding the foregoing, Associate may make disclosure to his spouse, attorneys and financial advisors of the existence and terms of this Agreement provided that they agree to be bound by the provisions of this Paragraph 6. Each party agrees not to make statements or take any action to disparage, dissipate or negatively affect the reputation of the other with employees, customers, suppliers, competitors, vendors, stockholders or lenders of Ingram, its Affiliates or any third party.

7. Return of Property. Associate acknowledges his obligation to promptly return to Ingram all property of Ingram and its Affiliates in his possession, including without limitation all keys, credit cards, computers, office equipment, documents, files and instruction manuals on or before the Separation Date, or earlier if Ingram so requests it.

8. Associate's Obligations. In consideration of the benefits and stock ownership rights to be received by Associate hereunder, Associate and Ingram have further agreed as follows:

     a. Associate will not directly or indirectly make known to any person, firm, corporation, partnership or other entity any list, listing or other compilation, whether prepared or maintained by Associate, Ingram or any of Ingram's Affiliates, which contains information that is confidential to Ingram or any of its Affiliates about their customers


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         ("Ingram Customers"), including but not limited to names and addresses, or, at any time on or before June 30, 1999, call on or solicit, or attempt to call on or solicit, in either case with the intent to divert business or potential business from Ingram or any of its Affiliates, any of the Ingram Customers with whom he has become acquainted during his employment with Ingram or any of its Affiliates, either for his own benefit or for the benefit of any other person, firm, corporation, partnership or other entity.

     b. Through June 30, 1999, Associate will not (i) knowingly solicit, entice, or persuade any associates of Ingram or any of its Affiliates ("Ingram Associates") to leave the services of Ingram or any of its Associates for any reason, or (ii) solicit for employment, hire, or engage any Ingram Associate as an employee, independent contractor or consultant; provided, however, that Associate shall not be prohibited hereby from hiring, either himself or on behalf of his employer, an Ingram Associate who independently initiates contact with Associate for the purpose of seeking new employment.

     c. Associate acknowledges that he has unique knowledge of Ingram and its Affiliates and unique knowledge of the computer and software sales and distribution industry. Based on his unique status, he agrees that through June 30, 1999, he will not be employed or hired as an employee or consultant by, or otherwise directly or indirectly provide services for, any of Tech Data, Merisel, Inacom, Computer 2000, MicroAge, Ameriquest, Globelle, Gates Arrow, CHS Electronics, Trilogy, PC Order, Marshall, Hallmark, Hamilton Avnet, Daisytek, Azerti, Azlan, Northamber, Tech Pacific, Synnex, GE Capital Information Technology Solutions-North America, Inc. and/or Softbank, and any subsidiary or affiliate of these entities in a business or line of business conducted by any such entity which competes with any line of business conducted by Ingram or any of its Affiliates. Notwithstanding the foregoing, should Associate be employed by an entity that is not a subsidiary or affiliate of one of these entities at the time he commences such employment, but subsequently becomes a subsidiary or affiliate of, or becomes merged into, one of these entities on or before June 30, 1999, he shall not be deemed to be in breach of the provisions of this Paragraph 8.c due to such employment provided that at the time he commenced his employment there had been no public announcement of an agreement pursuant to which his employer would become a subsidiary or affiliate of, or merged into, one of these entities or discussions that could lead to such an agreement and Associate had no knowledge of the existence of any such agreement or discussions. Associate further agrees that he will not own any interest in, provide financing to, be connected with, or be a principal, partner or agent of such competitive distributor or aggregator; provided, he may own less than 1% of the outstanding shares of any such entity whose shares are traded in the public market.

     d. Subject to Associate's other commitments, upon request of Ingram or any of its Affiliates through June 30, 1999, Associate will make himself available to provide reasonable assistance to Ingram or any such Affiliate up to a maximum of 15 hours per month and will use reasonable efforts to arrange his commitments so as to make


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         himself available for such assistance on a basis which is consistent with the requests of Ingram or any of its Affiliates. Such assistance may include telephone conversations, correspondence, attendance and participation in meetings, transfer of knowledge or information regarding operational or other issues, litigation preparation and trials. During such period, such assistance shall be treated, and compensated, as Consulting Services and Ingram shall reimburse Associate for any out-of-pocket expenses he may incur in connection with such assistance in accordance with Ingram's reimbursement policies. After June 30, 1999, Associate shall continue to provide such assistance as requested by Ingram and, in such event, shall be compensated at a rate per day (minimum charge, one half day) commensurate with the daily rate he was earning based on his current monthly base salary.

         The running of the periods prescribed in this Paragraph shall be tolled and suspended by the length of time Associate works in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of this partial restraint.

9. Rights in Event of Breach. In the event of Associate's breach of this Agreement, excluding breach of this Agreement due to death or total disability and provided that in the event of a breach of Paragraph 8.c or 8.d such breach shall have continued for 15 days after the sooner of Associate's discovery thereof or receipt of notice from Ingram thereof, Ingram shall have no obligation to make any further payments hereunder or permit any stock options to continue to vest or any vested stock options to be exercised, and may purchase any remaining Restricted Shares under the Acquisition Agreement. In the event that Ingram elects to terminate such obligations, Associate's obligations under Paragraph 8.c and 8.d also will terminate.

10. Confidential Information. This Agreement will in no way void or diminish Associate's obligation to protect and keep confidential any and all proprietary and/or confidential information of Ingram and its Affiliates which Associate may have or acquire in the future.

11 Injunctive Relief. Irreparable harm will be presumed if Associate breaches any covenant in this Agreement and damages may be very difficult to ascertain. In light of these facts, Associate agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of Ingram, and Associate specifically releases Ingram from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. The granting of injunctive relief by any court shall not limit Ingram's right to recover any amounts previously paid to Associate under this Agreement or any damages incurred by it due to a breach of this Agreement by Associate.


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12.      Release by Associate. As a condition to Ingram's obligations pursuant to Paragraphs 2, 3, 4 and 5, Associate shall deliver an executed release and waiver as of the Separation Date in the form of Exhibit B hereto.

13. Right to Revoke. Associate acknowledges that he has the right to seek legal counsel, and was advised to seek such counsel, before entering into this Agreement. Associate shall have 21 days from the date on which this Agreement was delivered to him in which to execute and return this Agreement to Ingram. In the event that Associate does not execute and return this Agreement within such 21 day period, the offer contained in this Agreement shall be revoked and Ingram shall not be bound by any terms or conditions contained herein. Associate further understands he has the right to revoke this Agreement at any time within seven days of execution of this Agreement by written notice sent by certified mail and received by Ingram prior to expiration of the seventh day, whereupon this Agreement shall be null and void as of its inception.

14. Sole Remedy. Associate agrees that, in the event Ingram breaches any provision of this Agreement, his sole remedy for such breach shall be enforcement of the terms of this Agreement or, in the case of a breach of Paragraph 4 or 5 hereof, at Associate's election, recovery of any provable damages as a result of such breach.

15. Attorney Fees. In the event that either party hereto files suit to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred therewith.

16. Definition of Affiliate. An "Affiliate" of Ingram for purposes of this Agreement shall include any corporation or business entity in which Ingram owns, directly or indirectly, at least 15% of the outstanding equity interest.

17. Enforceability. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to a particular circumstance, it shall nevertheless remain in full force and effect in all other circumstances.

18. Entire Agreement. This instrument contains and accurately recites the complete and entire agreement among the parties, and it expressly terminates, cancels, and supersedes any and all prior agreements or understandings, if any, among the parties. This Agreement may not be modified except in writing signed by the parties.

19. Governing Law. This Agreement shall be governed by California law, without regard to the choice or conflict of law provisions thereof.

20. Paragraph Titles. The paragraph titles used in this Agreement are for convenience only and do not define or limit the contents of any paragraph.


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21.      Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the heirs of Associate and the successors and assigns of Ingram.


         Executed and delivered to Associate by Ingram on May 15, 1998 and executed by Associate on the date set out below.

                                              "Ingram"

                                              INGRAM MICRO INC..


                                              By: /s/ Sanat Dutta
                                                  ------------------------------
                                                  Sanat Dutta
                                                  President, Ingram Micro US





                                              "Associate"



                                              /s/ Douglas A. Antone
------------------------------                ----------------------------------
             Date                                 Douglas R. Antone


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                                    EXHIBIT B

                               RELEASE AND WAIVER


         The undersigned, Douglas R. Antone, in consideration of the payments and benefits to be received from Ingram Micro Inc., a Delaware corporation ("Ingram"), pursuant to the terms of that certain Separation Agreement dated as of May 15, 1998, by and between the undersigned and Ingram (the "Separation Agreement") after the Separation Date, as such term is defined in the Separation Agreement, does hereby covenant and agree with Ingram as follows:

         1. Release. The undersigned hereby fully, finally and irrevocably discharges Ingram and each of its Affiliates, and each present, former and future director, officer and employee of Ingram and its Affiliates and any parent, subsidiary, affiliate or shareholder thereof (the "Ingram Released Parties") from all manner of claims, actions, causes of action or suits, in law or in equity, which the undersigned has or may have, known or unknown, against the Ingram Released Parties, or any of them, by reason of any matter, cause or thing whatsoever, including any action arising from or during his employment with Ingram and any of its Affiliates, resulting from or relating to his employment or the termination thereof, or relating to his status as an officer, director, employee or participant in any employee benefit plan of Ingram or any of its Affiliates; provided, however, that the foregoing (a) is not intended to be, and shall not constitute, a release of any right of the undersigned to obtain indemnification and reimbursement of expenses from Ingram or any of its Affiliates with respect to claims based upon or arising from alleged or actual acts or omissions of the undersigned as an officer, director or employee of Ingram or any of its Affiliates to the fullest extent provided by law or in any applicable certificate of incorporation, bylaw or contract, and (b) shall not release Ingram from liability for violations of the Separation Agreement after the date hereof. From and after the date hereof, the undersigned agrees and covenants not to sue, or threaten suit against, or make any claim against, any Ingram Released Party for or alleging any of the claims, actions, causes of action or suits as discussed above. The undersigned acknowledges that this release includes, but is not limited to, all claims arising under federal, state, local or foreign laws prohibiting employer discrimination and all claims growing out of any legal restrictions on the right of Ingram or any of its Affiliates to terminate its employees. The undersigned also specifically waives and releases all claims of employment discrimination and all rights available to him under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (ADEA), as well as all claims or rights under the California Fair Employment and Housing Act, or any similar law of any jurisdiction. The undersigned specifically agrees that he will not institute litigation in any forum, including any filing with any regulatory commission or agency, against any Ingram Released Party based on any allegations or circumstances that are in any way connected with his employment or the termination of his employment with Ingram and its Affiliates.


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         2. Waiver. The undersigned hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code which provides:

                  "Section 1542. General Release--Claim extinguished. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         The undersigned understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the Civil Code is that even if the undersigned should eventually suffer damages arising out of his employment relationship with Ingram and its Affiliates, or termination of such employment, the undersigned will not be permitted to make any claim for those damages except as expressly permitted by this Release and Waiver. Furthermore, the undersigned acknowledges that he intends these consequences even as to claims for injuries and/or damages that may exist as of the date of this Release and Waiver but which the undersigned does not know exist, and which, if known, would materially affect his decision to execute this Release and Waiver.

         3. An "Affiliate" of Ingram for purposes of this Release and Waiver shall include any corporation or business entity in which Ingram owns, directly or indirectly, at least 15% of the outstanding equity interest.

         IN WITNESS WHEREOF, the undersigned has signed and delivered to Ingram this Release and Waiver this _____ day of _____, 199___.


                                               ---------------------------------
                                                        Douglas R. Antone


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                     FIRST AMENDMENT TO SEPARATION AGREEMENT



         This First Amendment to Separation Agreement amends the Separation Agreement entered into between Douglas R. Antone ("Associate") as of May 15, 1998 and Ingram Micro Inc., a Delaware corporation ("Ingram"), as of May 1, 1998 (the "Separation Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Separation Agreement.

         For good and valuable consideration, the sufficiency of which is acknowledged by both parties, and intending to be legally bound, Associate and Ingram contract and agree as follows:

         1. Paragraph 1 of the Separation Agreement is hereby amended to read in its entirety as follows:

                           "Subject to the conditions set forth in this Agreement, Ingram will provide Associate with the benefits provided herein if Ingram removes Associate as an officer of Ingram for any reason other than cause at any time after the date hereof and prior to June 30, 1999. The date of any such removal is hereinafter referred to as the "Separation Date". Nothing herein shall be construed as giving Associate the right to be retained as an officer or employee of Ingram for any period of time. As used herein, "cause" shall exist if the Board of Directors of Ingram, or a committee thereof, determines, in its sole discretion, that Associate has committed acts of dishonesty or disloyalty, or acts substantially detrimental to the welfare of Ingram."

         2. Except as set forth in Paragraph 1 above, the Separation Agreement shall be unamended. The Separation Agreement, as amended herein, is hereby ratified and confirmed and shall continue in full force and effect.


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         In witness whereof, the parties have executed and delivered this First
Amendment to Separation Agreement as of the respective dates set forth opposite their signature lines below.

                                           INGRAM MICRO INC.

Date:  October 28, 1998                    By:  /s/ Jeffrey R. Rodek
                                              ----------------------------------
                                              Jeffrey R. Rodek
                                              President and Worldwide
                                              Chief Operating Officer



Date:  __________________________          /s/ Douglas R. Antone
                                           -------------------------------------
                                               Douglas R. Antone


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